UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________

FORM 8-K
_______________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 10, 2015
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SWISHER HYGIENE INC.
(Exact name of registrant as specified in its charter)
_______________________________

Delaware
(State or Other Jurisdiction
of Incorporation)

001-35067	27-3819646
(Commission File Number)	(I.R.S. Employer Identification No.)

4725 Piedmont Row Drive, Suite 400 Charlotte, North Carolina	28210
(Address of Principal Executive Offices)	(Zip Code)

(704) 364-7707
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.08 Shareholder Director Nominations.

The information set forth below under Item 8.01 is incorporated herein by reference.

Item 8.01 Other Events.

Swisher Hygiene Inc. (the "Company") has rescheduled the date of its 2015 annual meeting of stockholders (the “2015 Annual Meeting”).  The Company expects to hold the 2015 Annual Meeting on October 15, 2015. The exact time and location for the 2015 Annual Meeting will be provided to all stockholders in the Company’s proxy statement for the 2015 Annual Meeting. Because the 2015 Annual Meeting is to be held more than 30 days from the anniversary date of the Company’s 2014 annual meeting of stockholders, the Company has set a new deadline for the receipt of shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and director nominations to be considered for inclusion in the Company’s proxy materials for the 2015 Annual Meeting. In order to be considered timely, such proposals must be received by the Company at 4725 Piedmont Row, Drive, Suite 400, Charlotte, North Carolina 28210,   Attn: William T. Nanovsky, no later than July 20, 2015, which the Company has determined to be a reasonable time before it expects to print and send its proxy materials.  This deadline will also apply in determining whether notice is timely for purposes of exercising discretionary voting authority with respect to proxies for purposes of Rule 14a-4(c) under the Exchange Act. Any such proposals must comply with the requirements of the Company’s bylaws and Rule 14a-8 under the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWISHER HYGIENE INC.

Date: July 10, 2015	By:	/s/ William T. Nanovsky
William T. Nanovsky
Senior Vice President and
Chief Financial Officer